UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2015 (January 27, 2015)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

BD’s 2015 Annual Meeting of Shareholders (“Annual Meeting”) was held on January 27, 2015. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year and until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Basil L. Anderson	146,447,182	2,558,659	526,206	18,265,836
Henry P. Becton, Jr.	147,666,970	1,465,586	399,491	18,265,836
Catherine M. Burzik	148,487,819	340,476	703,252	18,265,836
Edward F. DeGraan	147,043,178	1,934,671	554,199	18,265,836
Vincent A. Forlenza	144,991,231	3,319,614	1,221,202	18,265,836
Claire M. Fraser	148,619,363	419,630	493,005	18,265,836
Christopher Jones	148,414,632	613,178	504,238	18,265,836
Marshall O. Larsen	147,464,791	1,557,949	509,308	18,265,836
Gary A. Mecklenburg	146,436,464	2,562,997	532,586	18,265,836
James F. Orr	147,090,599	1,909,556	531,893	18,265,836
Willard J. Overlock, Jr.	147,109,154	1,875,693	547,201	18,265,836
Claire Pomeroy	137,311,893	11,664,937	555,211	18,265,836
Rebecca W. Rimel	148,496,221	501,261	534,559	18,265,836
Bertram L. Scott	146,815,863	2,190,129	526,055	18,265,836

Item No. 2: The appointment of Ernst & Young as BD’s independent registered public accounting firm for fiscal year 2015 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain
166,093,557	1,232,852	471,474

Item No. 3: The shareholders approved, on an advisory, non-binding basis, the compensation of BD’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
141,195,736	6,959,857	1,376,455	18,265,836

Item No. 4: The shareholder proposal regarding an annual report on animal testing, which was included in BD’s proxy materials, was withdrawn and not voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: January 28, 2015